September 2, 2014

Quicksilver Stock Transfer

6623 Las Vegas Blvd, South #255

Las Vegas, NV 89119

Ladies and Gentlemen:

Solaris Power Cells, Inc., a Nevada corporation (the “Company”) and JMJ Financial (the “Investor”) entered into a $500,000 Promissory Note (the “Note”) dated September 3, 2014. A copy of the Note is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“Common Stock”) of the Company (at least 135,000,000 (one hundred thirty five million) shares of Common stock for the Note which should be held in reserve for the Investor as of this date) for issuance upon full conversion of the Note in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company and the Investor.

The ability to process a notice of conversion under the Note (a “Conversion Notice”) in a timely manner is a material obligation of the Company pursuant to the Note. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor without any further action or confirmation by the Company (from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury): (A) upon your receipt from the Investor of: (i) a Conversion Notice executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Investor without any restrictive legend, provided that the Company is current on its SEC filings; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

If the Company’s account is in arrears with the Transfer Agent, the Transfer Agent shall not have any obligation to act upon these instructions; however the Investor shall have the option to cure the outstanding balance with the Transfer Agent.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, or if the Company decides to switch or terminate the current Transfer Agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

The Investor is intended to be and is third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

Solaris Power Cells, Inc.

By:	/s/ Leonard Caprino
Leonard Caprino
Principal Executive Officer
Secretary and President

Acknowledged and Agreed:

/S/ JMJ Financial
JMJ Financial / Its Principal

Quicksilver Stock Transfer

By:	/s/ Alan Shinderman
Name:	Alan Shinderman
Title:	President